UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

THE MACERICH COMPANY
(Exact name of registrant as specified in its charter)

Maryland	1-12504	95-4448705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (310) 394-6000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2024, Peggy Alford advised the Board of Directors (the “Board”) of The Macerich Company (the “Company”) that she will not stand for re-election as a director of the Company at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) in order to focus on other commitments. Ms. Alford currently serves as a chair of the audit committee of the Board and will continue to serve on the Board and maintain her position as audit committee chair through the 2024 Annual Meeting. Ms. Alford’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.
The Company expresses its sincere thanks to Ms. Alford for her service on the Board and her many valuable contributions to the Company. Ms. Alford has served as a director of the Company since 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: ANN C. MENARD

March 26, 2024	/s/ Ann C. Menard
Date	Senior Executive Vice President,
Chief Legal Officer and Secretary

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